EXHIBIT 10-31












                              AMENDMENT NO. 3

                                    to

             THE ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

                                    of

                 NEW YORK STATE ELECTRIC & GAS CORPORATION
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The Annual Executive Incentive Compensation Plan of New York

State Electric & Gas Corporation (the "Plan") is hereby amended,

effective as of January 1, 1995, as follows:

1. The last sentence of Article I is hereby amended to read as follows:

           Exceptional performance will create benefits for ratepayers, shareholders and employees alike.

2. Article III is hereby amended by listing the following as participants in Group II:
           "Executive Vice Presidents/Senior Vice Presidents"

3. Article IV is hereby amended to read in its entirety as follows:
           Each of the four groups described in Article III will have their performance measured based solely on corporate achievement, using goals established pursuant to Article VI.

4. Article V, Section B, is hereby amended to read in its entirety as follows:
           The specific performance goals for the Company will be established based on the Company's business plans for the performance period.

5. Article V, Section C, is hereby amended to read in its entirety as follows:
           The threshold measures will be designed to help the Company meet its goal of becoming one of the leading utilities.

6. Article V, Section D is hereby amended to read in its entirety as follows:
           The variable measures will be established to encourage increased shareholder value.

7.     Article V, Section E is hereby deleted.

8.     Article VI is hereby amended by deleting "specified in
       Article V" from Paragraph A.
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9.     The Table of Incentive Award Ranges under Article VII is
       hereby amended to read as follows:

           Incentive Award as a percent of salary grade midpoint

               Below            At              At
               Threshold        Threshold       Target
               Performance      Performance     Performance
     Group l    0               7.5%            15%
     Group II   0               6.25%           12.5%
     Group III  0               5%              10%
     Group IV   0               3.75%            7.5%

10. The last sentence of Article VII is hereby amended to read as follows:
           If the threshold measures have been met and the performance results in achievement of the variable measures established for any year the participants will receive the target incentive awards set forth in the above table.